UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                          Date of Report: July 15, 2010


                             SUN RIVER ENERGY, INC.
             (Exact name of registrant as specified in its charter)

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              Colorado                                  000-27485                               84-1491159
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  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)
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                    1410 High Street, Denver, Colorado 80218
                    ----------------------------------------

               (Address of Principal Executive Offices) (Zip Code)



                                  (800)669-6511
                                  -------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2010, Sun River Energy, Inc. ("the Company") entered into a Share Purchase Agreement to acquire PC Operating Texas Inc. and an Acquisition Agreement for certain oil and gas well interests and mineral leasehold interests from FTP Oil & Gas LP. Both Agreements have an effective date of August 1, 2010.

PC Operating Texas Inc. - Acquisition

PC Operating Texas Inc. ("PC Operating") is a Texas Corporation and holds the assets required to conduct oil and gas operations. The Share Purchase Agreement provides for the Company to issue 250,000 shares of its restricted common stock to the shareholders of PC Operating in exchange for all of the issued and outstanding common stock of PC Operating.

PC Operating Texas Inc. is a full service oil & gas operating company in Dallas Texas that has assembled a complete staff of land management, accounting and engineering personnel.

FTP Oil & Gas LP

FTP Oil & Gas LP ("FTP") owns certain wells and mineral leases in Tom Green County, Texas, as described further below. The Acquisition Agreement provides for the Company to issue 1,388,000 shares its restricted common stock and a convertible note in the amount of $1,000,000.00 with a term of one year to Messrs. Donal Schmidt and Tim Wafford, the members and managers of FTP.

The acquisition includes 2,148 gross acres (1,610 net acres) in Tom Green County, Texas. The acreage includes four prospects developed by industry partner Fairchild Petroleum of Midland, Texas. Two wells have been drilled on the prospect acreage by the operator PC Operating LLC of Dallas, Texas.

         The Stansberry # 1 well, drilled to a total depth of 5,507', has been completed in the Harkey Sand at 4,780' to 4,784'. The well has 1,650 psi shut in tubing pressure and is awaiting a pipeline connection.

         The Lora # 1 well was drilled to a total depth of 4,807'. The well remains shut in awaiting completion attempts in the 3,200' sands. The nearby Christoval North Field averages over 100,000 barrels of oil per well from this zone.

Sun River is acquiring a 39% working interest and a 29.25% net revenue interest in both wells and will operate. Field spacing rules allow for an additional 51 development wells on the prospect acreage.


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Consulting Agreement

Effective July 15, 2010, the Company extended the existing Consulting Agreement with Cicerone Corporate Development, LLC ("Cicerone") for three years. The Consulting Agreement provides for Cicerone to be issued 20,000 shares of restricted common stock and a warrant exercisable for 20,000 shares of common stock with an exercise price set at the closing market price at the end of each month.

Finder's Fee Agreement

On July 14, 2010, the Company entered into a Finder's Fee Agreement with Delaney Equity Group, LLC, for the purpose of raising capital. It is anticipated the Company will seek up to $30,000,000.00 in a combination of debt and equity financing.

                        Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation

On July 8, 2010, the Company issued to J.H. Brech, LLC, a Commercial Promissory Note ("the Promissory Note") for One Hundred and Forty-Eight Thousand, Eight Hundred and Sixty-One Dollars and Thirty Cents ($148,861.30). The Promissory
Note is unsecured, due on demand, bears a 4% per annum interest rate and provides for a conversion into shares of the Company's common stock at $1.65 per share.

                   Section 3 - Securities and Trading Markets


Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2010, the Company issued Cicerone 20,000 shares of the Company's restricted common stock for its services under its Consulting Agreement for the month ending July 31, 2010.

On June 30, 2010, the Company issued Cicerone a warrant for June 30, 2010 exercisable for 20,000 shares of the Company's restricted common stock, as set forth in the Consulting Agreement. That such warrant when issued will have a term of 2 years. In addition, such warrant will have an exercise price to be set at $1.65 per share, the closing market price of the Company's common stock on June 30, 2010 and will allow for a cashless exercise.


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                 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Share Purchase Agreement with PC Operating and the Acquisition Agreement of the FTP well interests, various members of the Company's management will be realigned to a regional focus of the Rockies and Texas, which expands the areas of interest contingent upon the closing of the agreements discussed above.

Contingent upon the closing of the above transactions, on August 1, 2010, Donal Schmidt and Robert B. Fields will be appointed directors of the Company.

The resignations of, Jay Leaver as President, Redgie Green as Chief Executive Officer (CEO)and Joe Kelloff as Chief Operating Officer (COO) are effective August 1, 2010, contingent upon the closing of the transactions, with FTP and PC Operating Texas Inc.

Contingent upon the closing of the above transactions, on August 1, 2010, Donal Schmidt will be appointed CEO and Tim Wafford will be appointed COO of the Company.

Messrs. Schmidt and Wafford are members and managers of FTP Oil & Gas LLC, and officers, directors and shareholders of PC Operating Texas Inc, which are subject of the Share Purchase and Acquisition Agreements described above.

As part of their appointments as officers, Messrs. Schmidt and Wafford have entered into employment agreements with the Company effective August 1, 2010. Such employment agreements are contingent upon the closing of the above transactions.

Biographical information for Messrs. Schmidt, Wafford and Fields are provided below.

Donal R. Schmidt, Jr. (49) - Proposed President/CEO and Anticipated Chairman

For the last 11 years, Mr. Schmidt has been an independent oil and gas producer. Currently, Mr. Schmidt is managing member of FTP Oil and Gas I LLC, the General Partner of FTP Oil and Gas LP. FTP is a limited partnership formed for the acquisition of leases in the Permian Basin located in West Texas. Mr. Schmidt is also the Managing Director of PC Operating Texas Inc. which conducts drilling and operations for FTP and other working interest partners. From 2005 until 2008, Mr. Schmidt was Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Director of Dorado Exploration Inc; Director of Dorado Operating Inc.; and President of the Managing Member of the General Partner of Dorado Beckville Partners I LP. Dorado Exploration Inc., Dorado Operating Inc. and Dorado Beckville I LP each filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008. Through the approved plans of reorganization for each company all allowed claims were paid in full. From June 5, 2000 through December 31, 2004, he served as the managing member of Fredonia East Texas Property Acquisition Co., LLC and Longhorn Compression, LLC, where Mr. Schmidt was responsible for the land, legal, accounting, gas


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marketing and  management of the financial  assets of both  companies.  Fredonia
East Texas Property  Acquisition Co., LLC, was a non-operating  working interest
holding  company  and  Longhorn  Compression,   LLC,  is  a  company  that  owns
compressors used on oil and gas wells.

Mr. Schmidt is a licensed attorney and Certified Public Accountant in the State of Texas. Prior to forming Dorado he majored in Petroleum Engineering at the University of Texas at Austin in the early 1980's and was a member of the varsity football team. He graduated with a B.S. in Mathematics and a minor in Chemistry from Texas Tech University in 1984. Additionally, he earned both an M.B.A. in Finance (1988) and M.S. in Accounting (1987) from the University of Texas at Dallas. In 1987, he joined the Dallas office of KPMG Peat Marwick as an oil and gas auditor. Mr. Schmidt, a member of law review, graduated from Texas Wesleyan University School of Law in 1996.

Thimothy S. Wafford (50) - Proposed COO

Mr. Wafford has over 26 years of diversified experience in the oil and gas industry, and has worked with Mr. Schmidt as an independent oil and gas producer for the last 11 years. He has also worked as a Petroleum Reservoir Engineer both domestically and internationally. Mr. Wafford was President of Essex Energy of Texas, Inc. from August 1, 2000 through May 13, 2003. Essex Energy of Texas, Inc., an entity in which Mr. Wafford was the sole director, officer and owner, was an oil and gas operating company that filed a Voluntary Petition of Bankruptcy under Chapter 7 of the Bankruptcy Code in the Class A United States Bankruptcy Court in the Northern District of Texas on December 2, 2002. Essex Energy of Texas was liquidated and discharged from bankruptcy on May 13, 2003. From December 2002, through the present, Mr. Wafford has been President of Waterman Oil & Gas, Inc. In these positions, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression. From April 1, 2003 through January 25, 2005, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression with respect to the properties that were contributed to Dorado Beckville Partners I LP by Mr. Wafford and Mr. Schmidt. From January 25, 2005 to December 31, 2008, Mr. Wafford served as Chief Operating Officer and Director of Dorado Exploration Inc.

While attending Texas A&M University from 1980 to 1983, Mr. Wafford was a student engineer for the independent petroleum reservoir engineers at Tom Calhous & Associates, primarily responsible for reserve estimates and valuations of properties in the East Texas Oilfield. Upon graduation from Texas A&M University in 1984 with a B.S. in Petroleum Engineering, Mr. Wafford served as Reservoir Engineer for the Oil and Gas Division of the First National Bank, Longview, Texas. Mr. Wafford returned to graduate school in 1986 and earned both an M.B.A. Finance and M.S. Accounting from the University of Texas at Dallas in 1988. From 1988 to 1990, Mr. Wafford served as an Oil and Gas Management Consultant with the Dallas office of Price Waterhouse. From 1990 to 1997, Mr. Wafford worked in various domestic and international capacities as a petroleum reservoir engineer. In 1998 began his career as an independent oil and gas producer.


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Robert B. Fields (72) - Proposed Director

From July 27, 2006 to August 6, 2008, Mr. Fields served on the Board of Directors of Dorado Exploration Inc. Since 2006, Mr. Fields has served as the managing member of PetroFields LLC, his personal oil and gas investment venture based in New York. Since February 15, 2001, Mr. Fields has served as the Chairman of ActForex, Inc., a New York fully hosted management service provider of proprietary software for currency trading. Since April 2008, Mr. Fields has served on the board of Sky People Fruit Juice (SPU (on NASDAQ)). On February 8, 2010, Mr. Fields became a director of China Green Agriculture (CGA (on NYSE)) and serves as chairman of the compensation committee and sits on the audit committee. From June 2005 through the annual shareholder meeting on May 31, 2006, Mr. Fields served on the Board of Directors and as Chairman of the Audit Committee of Genoil Inc. (OTCBB: GNOLF.OB). From 1999 to 2002, Mr. Fields was Executive Advisor to Laidlaw Global Corp. (AMEX). In June 2000, Mr. Fields was appointed to the board of Statmon Technologies, Inc. (OTCBB: STCA) and continues to serve on that board as well as to serve as Chairman of Statmon's Audit Committee. From 1997 to 1998, Mr. Fields served as Vice Chairman and, from 1997 to 1999, as a director of Laidlaw Ship Funding Ltd. Mr. Fields recently served as the President of the Friars National Association Foundation, Inc., a philanthropy of the arts based in New York, and since 1998 Mr. Fields has held various officer positions with the organization and is now a Trustee. From 1995 to 1998 he was a director of Hospital Staffing Services, Inc. (NYSE), and prior to that Mr. Fields also served as President and CEO of L'Express Inc., a New Orleans based interstate regional airline, EVP of American Finance Group in Boston, and as a director and on the Audit Committee of Flight International Group of Newport News, Virginia, a public company. Additionally, Robert Fields was managing director of Equifund, L.P. Since 1979 he has served as the President of Tradestar Ltd., his wholly owned consulting firm that specializes in asset appreciation. Throughout his career, he has been a member of the board of directors for numerous other public and private entities.

               Section 9 - Financial Statements and Exhibits Item

Item 9.01 Financial Statements and Exhibits.

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

 Exhibit No.            Description
 -----------            -----------

     2.1 Share Purchase Agreement, by and between Sun River Energy, Inc. and PC Operating LLC, dated July 14, 2010*

     2.2 Acquisition Agreement, by and between Sun River Energy, Inc. and FTP Oil & Gas, LP, dated July 14, 2010*

     10.0 Employment Agreement by and between Sun River Energy, Inc. and Donal R Schmidt.*

     10.2 Employment Agreement by and between Sun River Energy, Inc. and Thimothy Wafford*

            --------------------
            *Filed herewith






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             SUN RIVER ENERGY, INC.


                                          By:/s/Jay Leaver
                                          ----------------
                                          President